Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Ooma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share
	- Reserved for future issuance under the 2015 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,298,000(2)	$8.56(3)	$11,110,880.00	0.0001476	$1,639.97
	- Reserved for future issuance under the 2015 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	519,000(4)	$7.27 (5)	$3,773,130.00	0.0001476	$556.91
Total Offering Amounts					$14,884,010.00		$2,196.88
Total Fee Offsets							$0
Net Fee Due							$2,196.88

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the common stock of Ooma, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2)
Represents 1,298,000 additional shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2015 Equity Incentive Plan (the “2015 Plan”) on February 1, 2024, pursuant to an annual “evergreen” increase provision contained in the 2015 Plan.
(3)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $8.56 was computed by averaging the high and low prices of a share of the Registrant’s common stock as reported on the New York Stock Exchange on March 28, 2024.

(4)
Represents 519,000 additional shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2015 Employee Stock Purchase Plan (the “ESPP”) on February 1, 2024, pursuant to an annual “evergreen” increase provision contained in the ESPP.
(5)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is equal to 85% of $8.56 which was computed by averaging the high and low prices of a share of the Registrant’s common stock as reported on the New York Stock Exchange on March 28, 2024. Under the ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant’s common stock on the offering date or the purchase date, whichever is less.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources